August 6, 2007

Terrell Herring

Re:	Amendment to Stock Option Agreement(s) /Restricted Stock Award Agreement(s)

Dear Terry:

As you know, inVentiv Health, Inc. (the “Corporation”) has previously granted to you certain options (the “Options”) to purchase shares of common stock, $0.001 par value, of the Corporation. As of the date hereof, you are the owner of the following Options:

Option Number	Option Grant Date	Number of Option Shares
00001770	12/10/2003	20,000
00001895	9/23/2004	150,000
00002202	1/17/2006	33,750
00002586	1/22/2007	31,211

Additionally, you have been awarded restricted shares of common stock, par value $.001 per share, of the Corporation (the “Restricted Stock”). As of this date hereof, you have been awarded the following Restricted Stock grants:

Award Number	Award Date	Number of Restricted Shares
00002027	3/9/2005	4,000
00002197	1/17/2006	8,438
00002603*	1/22/2007	14,282
00002625	1/22/2007	14,282

* denotes a performance based grant.

We hereby confirm the following:

1. Section 1(c) of each option agreement/notice of grant relating to the Options listed above is hereby amended to provide that such Options and the shares of common stock subject thereto shall immediately vest upon a Change of Control (as defined in Section 5(d) of the Employment Agreement dated April 8, 2002 between you and the Corporation, as previously amended).

2. Section 3 of each of the notices of grant relating to award numbers 00002027, 00002197, and 00002625 is hereby amended to provide that the shares of Restricted Stock subject thereto shall immediately vest upon a Change of Control.

3. Section 3 of the notice of grant relating to award number 00002603 is hereby amended to provide that upon a Change of Control, a number of shares of Restricted Stock subject thereto equal to the Target Number (as defined in such notice of grant) shall immediately vest.

4. All future grants of Options and Restricted Shares will provide for immediate vesting upon a Change of Control.

2.	Continuing Effectiveness of Stock Option Agreements/ Restricted Stock Awards

Except as modified herein, the above-referenced award documentation remains in full force and effect.

Very truly yours,

INVENTIV HEALTH, INC.

/s/ Eran Broshy
By:
Eran Broshy
Chairman & CEO

                                                                    /s/ Terrell Herring
Accepted and agreed to by:        Dated: 8/6/2007             Terrell Herring